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                                                                     EXHIBIT 1.1

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                                  $825,481,000
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2000-C3
                     CLASS A-1, CLASS A-2, CLASS B, CLASS C,
                          CLASS D, CLASS E AND CLASS F

                             UNDERWRITING AGREEMENT

                                                         as of December 12, 2000


Salomon Smith Barney Inc.                     Greenwich Capital Markets, Inc.
388 Greenwich Street                          600 Steamboat Road
11th Floor                                    Greenwich, CT  006830
New York, NY  10013                           Attention:  Mark Jarrell
Attention:  Paul Vanderslice

Chase Securities Inc.                         Deutsche Bank Securities Inc.
270 Park Avenue, 8th Floor                    31 West 52nd Street, 3rd Floor
New York, New York 10017                      New York, New York  10019
Attention: Wendy Schwartzberg                 Attention: Gregory B. Hartch and
                                                         Donald S. Belanger

J.P. Morgan Securities Inc.                   ABN AMRO Bank N.V.
60 Wall Street                                135 South LaSalle Street
New York, New York  10260-0060                Chicago, Illinois 60603
Attention: Clive Bull                         Attention: Margaret Govern


Ladies and Gentlemen:

         Salomon Brothers Mortgage Securities VII, Inc., a Delaware corporation ("SBMS"), proposes to sell to Salomon Smith Barney Inc. ("SSBI"), Greenwich Capital Markets, Inc. ("Greenwich Capital"), Chase Securities Inc. ("Chase"), Deutsche Bank Securities Inc. ("Deutsche Bank"), J.P. Morgan Securities Inc ("J.P. Morgan") and, solely outside the United States, ABN AMRO Bank N.V. ("ABN AMRO"; and, collectively with SSBI, Greenwich Capital, Chase, Deutsche Bank and J.P. Morgan, the "Underwriters"), pursuant to this Underwriting Agreement (this "Agreement"), the classes of Commercial Mortgage Pass-Through Certificates, Series 2000-C3 that are identified on Schedule I hereto (collectively, the "Registered Certificates"), each having the initial aggregate stated principal amount (the initial "Class Principal Balance") set forth on Schedule I. The Registered Certificates, together with the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class R, Class X and Class Y Certificates (collectively, the "Private Certificates"; and, collectively with the Registered Certificates, the "Certificates"), evidence the entire beneficial ownership interest in the assets of a trust to be created by SBMS (such trust, the "Trust"; and such assets collectively, the "Trust Fund"). The Trust Fund consists primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans") that will have, as of their respective due dates in December 2000 (individually, on a loan-by-loan basis,
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and collectively, the "Cut-off Date"), after taking into account all payments of principal due on the Mortgage Loans on or before the Cut-off Date, whether or not received, an aggregate principal balance of approximately $914,661,061 (subject to a variance of plus or minus 5.0%).

         Certain of the Mortgage Loans will be acquired by SBMS from Salomon Brothers Realty Corp. ("SBRC"; and such Mortgage Loans, the "SBRC Mortgage Loans"), pursuant to a mortgage loan purchase agreement, dated as of the date hereof (the "SBRC/SBMS Mortgage Loan Purchase Agreement"), between SBRC, as mortgage loan seller, and SBMS, as purchaser. Certain of the Mortgage Loans will be acquired by SBMS from Greenwich Capital Financial Products, Inc. ("GCFP"; and such Mortgage Loans, the "GCFP Mortgage Loans"), pursuant to a mortgage loan purchase agreement, dated as of the date hereof (the "GCFP/SBMS Mortgage Loan Purchase Agreement"), between GCFP, as mortgage loan seller, and SBMS, as purchaser. Certain of the Mortgage Loans will be acquired by SBMS from Artesia Mortgage Capital Corporation ("AMCC"; and such Mortgage Loans, the "AMCC Mortgage Loans"), pursuant to a mortgage loan purchase agreement, dated as of the date hereof (the "AMCC/SBMS Mortgage Loan Purchase Agreement"), between AMCC, as mortgage loan seller, and SBMS, as purchaser. Certain of the Mortgage Loans will be acquired by SBMS from LaSalle Bank National Association ("LaSalle"; and such Mortgage Loans, the "LaSalle Mortgage Loans"), pursuant to a mortgage loan purchase agreement, dated as of the date hereof (the "LaSalle/SBMS Mortgage Loan Purchase Agreement"), between LaSalle, as mortgage loan seller, and SBMS, as purchaser. SBRC, GCFP, AMCC and LaSalle are, collectively, the "Mortgage Loan Sellers"; and the SBRC/SBMS Mortgage Loan Purchase Agreement, the GCFP/SBMS Mortgage Loan Purchase Agreement, the AMCC/SBMS Mortgage Loan Purchase Agreement and the LaSalle/SBMS Mortgage Loan Purchase Agreement are, collectively, the "Mortgage Loan Purchase Agreements".

         The Trust is to be created and the Certificates are to be issued under a pooling and servicing agreement, dated as of December 1, 2000 (the "Pooling and Servicing Agreement"), among SBMS as depositor, Midland Loan Services, Inc., as master servicer (the "Master Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

         1. REPRESENTATIONS, WARRANTIES AND COVENANTS. SBMS represents and warrants to, and covenants with, each of the Underwriters that:

         (a) A registration statement (File No. 333-40426) on Form S-3 has been filed with the Securities and Exchange Commission (the "Commission"), and has become effective under the Securities Act of 1933, as amended (the "Securities Act"); such registration statement includes a prospectus which, as supplemented, shall be, and may include a preliminary prospectus supplement which, as completed, is proposed to be, used in connection with the sale of the Registered Certificates. Such registration statement, as amended to the date of this Agreement, is hereinafter referred to as the "Registration Statement"; such prospectus (which shall be in the form in which it has most recently been filed, as the same is proposed to be added to or changed), as first supplemented by a prospectus supplement relating to the Registered Certificates, filed, or transmitted for filing, with the Commission pursuant to Rule 424(b) under the Securities Act and used in connection with the sale of the Registered Certificates, is hereinafter referred to as the "Base


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Prospectus"; such prospectus supplement is hereinafter referred to as the
"Prospectus Supplement"; and the Base Prospectus and the Prospectus Supplement are collectively referred to as the "Prospectus". Any preliminary form of Prospectus that has heretofore been filed pursuant to Rule 424 hereinafter is called the "Preliminary Prospectus". Any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), deemed to be incorporated by reference therein after the date hereof. SBMS will file with the Commission (i) within fifteen (15) days of the issuance of the Certificates a current report on Form 8-K (a "Current Report") for purposes of filing the Pooling and Servicing Agreement and other material contracts and (ii) in the time period specified in Section 5(e) hereof, a Current Report for purposes of filing certain Computational Materials and ABS Term Sheets as described in Section 5(e) hereof.

         (b) The Registration Statement, as of the date it became effective, and the Prospectus, as of the date of the Prospectus Supplement, and any revisions or amendments thereof or supplements thereto filed prior to the termination of the offering of the Registered Certificates, as of their respective effective or issue dates, conformed or will conform, as applicable, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder applicable to the use of such documents as of such respective dates, and the Registration Statement and the Prospectus, as revised, amended or supplemented as of the Closing Date (as defined in Section 3), will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder applicable to the use of such documents as of the Closing Date; and no such document, as of such respective dates and, in the case of the Prospectus and any revisions or amendments thereof or supplements thereto filed prior to the Closing Date, as of the Closing Date, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that SBMS does not make any representations, warranties or agreements as to (A) the information contained in or omitted from the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing by or on behalf of the Underwriters specifically for use in connection with the preparation of the Prospectus or any revision or amendment thereof or supplement thereto, (B) any information in any Computational Materials and ABS Term Sheets (each as defined in Section 9) provided by the Underwriters to prospective investors in connection with the sale of the Registered Certificates, or (C) the statements in the Registration Statement, the Prospectus or any revisions or amendments thereof or supplement thereto that are excluded from the indemnification provisions hereof pursuant to
Section 7(a)(ii). There are no contracts or other documents relating to SBMS of a character required to be described in or to be filed as exhibits to the Registration Statement, as of the date of the Prospectus Supplement, which were not described or filed as required.

         (c) As of the Closing Date, the Registered Certificates and the Private Certificates will be duly authorized by SBMS, and, when the Registered Certificates have been duly executed and authenticated in the manner contemplated in the Pooling and Servicing Agreement and have been delivered to and paid for by the Underwriters pursuant to this Agreement, the Registered Certificates will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement.


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         (d) Arthur Andersen ("Arthur Andersen") is an independent public accountant with respect to SBMS as required by the Securities Act and the rules and regulations thereunder.

         (e) As of the Closing Date, the Pooling and Servicing Agreement and each Mortgage Loan Purchase Agreement will have been duly authorized, executed and delivered by SBMS and, assuming the valid authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding agreement of SBMS enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general principles of equity.

         (f) This Agreement has been duly authorized, executed and delivered by SBMS.

         (g) SBMS has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

         (h) The issuance and sale of the Registered Certificates to the Underwriters pursuant to this Agreement, the compliance by SBMS with the other provisions of this Agreement, the Mortgage Loan Purchase Agreements, the Pooling and Servicing Agreement and the Registered Certificates and the consummation by SBMS of the other transactions herein or therein contemplated do not, under any statute, regulation or rule of general applicability in the United States or any decision, order, decree or judgment of any judicial or other governmental body specifically applicable to SBMS, require any consent, approval, authorization, order, registration or qualification of or with any court or governmental authority, except (A) such as have been obtained or effected with respect to the Registered Certificates under the Securities Act, (B) the recordation of the assignments of the Mortgage Loans to the Trustee, which recordation is to be completed pursuant to the Pooling and Servicing Agreement on or following the Closing Date and (C) such other approvals as have been obtained; provided that SBMS makes no representations or warranties as to any consent, approval, authorization, registration or qualification that may be required under state securities or "blue sky" laws.

         (i) Neither the execution and delivery of this Agreement, the Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement, nor the issuance and delivery of the Registered Certificates, nor the consummation by SBMS of any other of the transactions contemplated herein or therein, nor the fulfillment by SBMS of the terms of this Agreement, the Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement, will conflict with, violate, result in a breach of or constitute a default under the certificate of incorporation or by-laws of SBMS, any statute or regulation currently applicable to SBMS, or any order currently applicable to SBMS of any court, regulatory body, administrative agency or governmental body having jurisdiction over SBMS, or the terms of any indenture or other agreement or instrument to which SBMS is a party or by which it or any of its properties are bound.

         (j) There are no actions or proceedings against, or investigations of, SBMS pending, or, to the knowledge of SBMS, threatened, before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, the Mortgage Loan Purchase Agreements, the Pooling and Servicing Agreement or the Registered Certificates, (B) seeking to prevent the issuance of the


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Registered Certificates or the consummation by SBMS of any of the transactions contemplated by this Agreement, the Mortgage Loan Purchase Agreements or the Pooling and Servicing Agreement, (C) that might materially and adversely affect the performance by SBMS of its obligations under, or the validity or enforceability against SBMS of, this Agreement, the Mortgage Loan Purchase Agreements, the Pooling and Servicing Agreement or the Registered Certificates or (D) seeking to affect adversely the federal income tax attributes of the Registered Certificates described in the Prospectus.

         (k) SBMS is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Registered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

         (l) Any taxes, fees and other governmental charges (other than income taxes, franchise taxes and recording and filing fees) that are due and payable by SBMS as of the Closing Date in connection with the execution, delivery and performance of this Agreement, the Mortgage Loan Purchase Agreements, the Pooling and Servicing Agreement and the Registered Certificates, will have been paid at or prior to the Closing Date.

         (m) SBMS is not, and the issuance and sale of the Registered Certificates in the manner contemplated by the Prospectus will not cause SBMS to be, subject to registration or regulation as an investment company or affiliate of an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act").

         (n) The transfer of the Mortgage Loans to the Trust and the sale of the Certificates to each of the Underwriters, at the Closing Date, will be treated by SBMS for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

         2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance on the representations and warranties herein set forth, SBMS agrees to sell to each of the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from SBMS, their respective portions of the Class Principal Balance of each class of Registered Certificates specified on
Schedule I hereto, at the purchase price for each such class as set forth on such Schedule I (the "Purchase Price").

         3. DELIVERY AND PAYMENT. Delivery of and payment for the Registered Certificates shall be made in the manner, on the date and at the time specified in Schedule I hereto, which date and time may be changed by agreement among the Underwriters and SBMS (such date and time of delivery of and payment for the Registered Certificates being hereinafter referred to as the "Closing Date"). Delivery of each Underwriter's allotment of the Registered Certificates shall be made to the related Underwriter against payment by such Underwriter of the purchase price therefor to or upon the order of SBMS in same-day funds by federal funds wire (or by such other method as such Underwriter and SBMS may agree). Unless delivery is made through the facilities of The Depository Trust Company, the Registered Certificates of each class thereof shall be registered in such names


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and in such authorized denominations as the related Underwriter may have requested not less than three (3) full business days prior to the Closing Date.

         SBMS agrees to have the Registered Certificates available for inspection, checking and packaging in New York, New York, at any time before 3:00 p.m. New York City time on the business day prior to the Closing Date.

         4. OFFERING BY THE UNDERWRITERS. It is understood that the Underwriters propose to offer the Registered Certificates for sale as set forth in the Prospectus. It is further understood that SBMS, in reliance upon Policy Statement 105, has not filed and will not file an offering statement pursuant to
Section 352-e of the General Business Law of the State of New York with respect to the Registered Certificates. As required by Policy Statement 105 , each Underwriter therefore covenants and agrees with SBMS that sales of the Registered Certificates made by such Underwriter in and from the State of New York will be made only to institutional investors within the meaning of Policy Statement 105. It is further understood that, as set forth in the Prospectus, ABN AMRO is not registered as a broker/dealer in the United States. Accordingly, ABN AMRO can offer the Registered Certificates for sale only outside the United States to non-U.S. persons within the meaning of the Securities Act and the rules and regulations thereunder, and assuming compliance herewith, ABN AMRO shall not be subject to the provisions hereof regarding Computational Materials and ABS Term Sheets.

         5. AGREEMENTS. SBMS and the Underwriters mutually agree that:

         (a) SBMS will not file any supplement to the Prospectus relating to or affecting the Registered Certificates at any time, except as contemplated by
Section 5(e) or unless SBMS has furnished a copy to the Underwriters for their review prior to filing, and will not file any such proposed supplement to which the Underwriters reasonably object. SBMS will not file any amendment to the Registration Statement relating to or affecting the Registered Certificates at any time subsequent to the date hereof and prior to the Closing Date, except as contemplated by Section 5(e) or unless SBMS has furnished a copy to SSBI for its review prior to filing, and will not file any such proposed amendment to which SSBI reasonably objects. Subject to the foregoing sentences, SBMS will cause the Prospectus to be filed, or transmitted for filing, with the Commission pursuant to Rule 424(b) under the Securities Act and will promptly advise each Underwriter when the Prospectus has been so filed, or transmitted for filing, and, prior to the termination of the offering of the Registered Certificates, will also promptly advise each Underwriter (i) when any amendment to the Registration Statement relating to the Registered Certificates has become effective or any revision of or supplement to the Prospectus has been so filed or transmitted for filing, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by SBMS of any notification with respect to the suspension of the qualification of the Registered Certificates for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. SBMS will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.


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         (b) If, at any time when a prospectus relating to the Registered
Certificates is required to be delivered under the Securities Act, (i) any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) it shall be necessary to revise, amend or supplement the Prospectus to comply with the Securities Act or the rules and regulations of the Commission thereunder, SBMS promptly will prepare and file with the Commission, subject to paragraph (a) of this Section 5, a revision, amendment or supplement that will correct such statement or omission or effect such compliance.

         (c) Upon request, so long as delivery of a prospectus relating to the Registered Certificates is required under the Securities Act, SBMS will furnish to any Underwriter and counsel for such Underwriter, without charge, as many copies of the Prospectus and any revisions or amendments thereof or supplements thereto as may be reasonably requested.

         (d) SBMS will use its best efforts to arrange for the qualification of the Registered Certificates for sale under the laws of such jurisdictions as SSBI may designate, to maintain such qualifications in effect so long as required for the distribution of the Registered Certificates and to arrange for the determination of the legality of the Registered Certificates for purchase by institutional investors; provided, however, that SBMS shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

         (e) SBMS will cause or, if appropriate, has caused any Computational Materials and ABS Term Sheets (each as defined in Section 9) with respect to the Registered Certificates, which are or have been delivered by the Underwriters to SBMS pursuant to or as contemplated by Section 9, to be filed with the Commission on a Current Report pursuant to Rule 13a-11 under the Exchange Act not later than, in each such case, the business day immediately following the later of (i) the day on which such Computational Materials or ABS Term Sheets are delivered to counsel for SBMS by the Underwriters (it being understood that any such material that is delivered after 10:30 a.m., New York City time, on a business day shall be deemed to have been delivered on the next business day) and (ii) the date hereof; and, if such filing is subsequent to the date hereof, SBMS will promptly advise the Underwriters when each such Current Report has been so filed. If any Collateral Term Sheet (as defined in Section 9) is provided by any Underwriter to potential investors in the Registered Certificates, SBMS will cause each such Collateral Term Sheet that is delivered by such Underwriter to SBMS to be filed with the Commission on a Current Report pursuant to Rule 13a-11 under the Exchange Act on the business day immediately following the day on which such Collateral Term Sheet is delivered to counsel for SBMS by such Underwriter (it being understood that any such material that is delivered after 10:30 a.m., New York City time, on a business day shall be deemed to have been delivered on the next business day). Each such Current Report shall be incorporated by reference in the Prospectus and the Registration Statement. Notwithstanding the foregoing, SBMS shall have no obligation to file materials provided by the Underwriters pursuant to or as contemplated by Section 9 which, in the reasonable determination of SBMS after making reasonable efforts to consult with the Underwriters, are not required to be filed pursuant to the No-Action Letters (as defined in Section 9), or which contain erroneous information or contain any untrue statement of a material fact, or which, when read in conjunction with the Prospectus, omit to state


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a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that SBMS shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any Computational Materials or ABS Term Sheets provided by the Underwriters to SBMS pursuant to or as contemplated by Section 9 hereof.

         (f) The purchase of the Certificates by each of the Underwriters, at the Closing Date, will be treated by each Underwriter for financial accounting and reporting purposes as a sale of the Certificates by SMBS and not as a pledge of the Certificates to secure a debt. The Underwriters agree to sell the Registered Certificates only to purchasers other than SBMS, the Mortgage Loan Sellers and their respective affiliates.

         (g) SBMS will make generally available to holders of the Registered Certificates as soon as practicable, but in any event not later than eighteen months after the filing of the Prospectus pursuant to Rule 424(b) under the Securities Act, an earnings statement (which need not be audited) with respect to the Mortgage Pool as contemplated by Section 11(a) of the Securities Act), which pursuant to Rule 158 under the Securities Act may be the annual report filed with the Commission with respect to the Trust.

         6. CONDITIONS TO THE OBLIGATIONS OF EACH UNDERWRITER AND SBMS. The obligation of each Underwriter to purchase from SBMS, and the obligation of SBMS to sell to such Underwriter, its allotment of the Registered Certificates shall be subject to the accuracy of the representations and warranties on the part of SBMS and such Underwriter contained herein as of the date hereof and as of the Closing Date, to the accuracy of the statements of SBMS and such Underwriter made in any officer's certificate delivered pursuant to the provisions hereof, to the performance by SBMS and such Underwriter of their respective obligations hereunder and to the following additional conditions:

         (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted and be pending or shall have been threatened.

         (b) SBMS shall have furnished to the Underwriters:

                  (i) An executed copy of the Pooling and Servicing Agreement;

                  (ii) An opinion of Sidley & Austin, in its capacity as counsel for SBMS, dated the Closing Date, substantially to the effect that:

                           (A) SBMS is validly existing as a corporation in good
                  standing under the laws of the State of Delaware, with corporate power and authority under such laws to enter into and perform its obligations under this Agreement, the Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement;

                           (B) The Registered Certificates and the Private
                  Certificates have been duly authorized by SBMS and, when the Certificates have been duly executed and authenticated in the manner contemplated in the Pooling and Servicing Agreement and, (i) in the case of the Registered Certificates, have been delivered to and paid for


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                  by the Underwriters pursuant to this Agreement, and (ii) in the case of the Private Certificates, have been delivered to and paid for by SSBI and Greenwich Capital in accordance with that certain Certificate Purchase Agreement, dated as of December 12, 2000, between SBMS, SSBI and Greenwich Capital, the Certificates will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement;

                           (C) The Pooling and Servicing Agreement and each of
                  the Mortgage Loan Purchase Agreements has been duly authorized, executed and delivered by SBMS and, upon the due authorization, execution and delivery by the other parties thereto, will constitute a valid, legal and binding agreement of SBMS, enforceable against SBMS in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally, by general principles of equity, whether enforcement is sought in a proceeding in equity or at law, by public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of the Pooling and Servicing Agreement that purport or are construed to provide indemnification for securities laws liabilities, and by such other exceptions as the Underwriters shall agree;

                           (D) The Pooling and Servicing Agreement is not
                  required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not required to be registered under the Investment Company Act;

                           (E) The Registration Statement has become effective
                  under the Securities Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted and are pending or have been threatened under the Securities Act;

                           (F) The Registration Statement, at the time it became
                  effective, and the Prospectus, as of the date of the Prospectus Supplement, and each revision or amendment thereof or supplement thereto relating to the Registered Certificates, as of its effective or issue date (except in each case for accounting, financial and statistical statements included therein or omitted therefrom and for Computational Materials and ABS Term Sheets, as to which such counsel has not been requested to comment), appeared on their respective faces to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder applicable to such documents as of such respective dates; and the Prospectus, as revised, amended or supplemented as of the date hereof (except for accounting, financial and statistical statements included therein or omitted therefrom, as to which such counsel has not been requested to comment), conforms in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder applicable to use of the Prospectus (as so revised, amended or supplemented) as of the date hereof;


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                           (G) No consent, approval, authorization or order of
                  any federal or State of New York court or agency or other governmental body is required for the consummation by SBMS of the transactions contemplated by the terms of this Agreement, the Mortgage Loan Purchase Agreements or the Pooling and Servicing Agreement, except such as may be required under the securities or "blue sky" laws of any state in connection with the purchase and the offer and sale of the Registered Certificates by the Underwriters as to which such counsel need not express any opinion, and except such as have been obtained;

                           (H) The execution, delivery and performance by SBMS
                  of the terms of this Agreement, the Mortgage Loan Purchase Agreements or the Pooling and Servicing Agreement will not violate or result in a breach of any term or provision of the certificate of incorporation or by-laws of SBMS or any federal or State of New York statute or regulation, except such counsel need express no opinion as to compliance with the securities laws of New York and other particular States in connection with the purchase and sale of the Registered Certificates by the Underwriters;

                           (I) Such counsel does not know, having made no
                  independent investigation, of any contracts or other documents relating to SBMS of a character required to be described in or to be filed as exhibits to the Registration Statement, as of the date of the Prospectus Supplement, that were not described or filed as required;

                           (J) This Agreement has been duly authorized, executed
                  and delivered by SBMS;

                           (K) The statements in each of the Base Prospectus and
                  the Prospectus Supplement under the headings "ERISA Considerations", "Federal Income Tax Consequences" and "Legal Investment", to the extent that they describe certain matters of federal law or legal conclusions with respect thereto, while not discussing all possible consequences of an investment in the Registered Certificates to all investors, provide in all material respects an accurate summary of such matters and conclusions set forth under such headings;

                           (L) As described in the Prospectus Supplement and
                  assuming compliance with the provisions of the Pooling and Servicing Agreement, (1) REMIC I will qualify as a REMIC within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986, and the REMIC I Regular Interests will be "regular interests" and the REMIC I Residual Interest will be the sole class of "residual interests" in REMIC I (as both terms are defined in the REMIC Provisions in effect on the Closing Date), (2) REMIC II will qualify as a REMIC within the meaning of the REMIC Provisions, and the REMIC II Regular Interests will be "regular interests" and the REMIC II Residual Interest will be the sole class of "residual interests" in REMIC II and (3) REMIC III will qualify as a REMIC within the meaning of the REMIC Provisions, and the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class

                  K, Class L, Class M, Class N and Class P Certificates will be "regular interests" and the REMIC III Residual Interest will be the sole class of "residual interests" in REMIC III;

                           (M) Assuming compliance with the provisions of the
                  Pooling and Servicing Agreement, for City and State of New York income and corporation franchise tax purposes, REMIC I, REMIC II and REMIC III will each be classified as a REMIC and not as a corporation, partnership or trust, in conformity with the federal income tax treatment of REMIC I, REMIC II and REMIC III. Accordingly, the Trust Fund will be exempt from all City and State of New York taxation imposed on its income, franchise or capital stock, and its assets will not be included in the calculation of any franchise tax liability;

                           (N) The portions of the Trust Fund consisting of
                  Grantor Trust Y and Grantor Trust R, respectively, will each be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Code; and

                           (O) The statements set forth in the Prospectus
                  Supplement under the headings "Description of the Offered Certificates" and "Servicing of the Underlying Mortgage Loans" and in the Prospectus under the headings "Description of the Certificates" and "Description of the Governing Documents", insofar as such statements purport to summarize certain material provisions of the Registered Certificates and the Pooling and Servicing Agreement, provide in all material respects an accurate summary of such provisions.

                  In giving such opinions, Sidley & Austin shall additionally state that, based on conferences and telephone conversations with representatives of the Mortgage Loan Sellers, the Underwriters, SBMS, the Trustee, the Master Servicer, the Special Servicer and their respective counsel (but without having reviewed any of the mortgage notes, mortgages or other documents relating to the Mortgage Loans or made any inquiry of any originator of any Mortgage Loan not referenced above), nothing has come to such counsel's attention that would lead it to believe that the Registration Statement or the Prospectus (other than any accounting, financial or statistical information contained in or omitted from the Registration Statement or the Prospectus and information incorporated by reference into the Registration Statement or the Prospectus and any information relating to the characteristics of the Mortgage Loans and the related borrowers and mortgaged properties, all as to which such counsel has not been requested to comment), at the date of effectiveness of the Registration Statement (in the case of the Registration Statement) or at the date of the Prospectus Supplement or at the Closing Date (in the case of the Prospectus Supplement), included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, the parties to this Agreement, the Mortgage Loan Purchase

         Agreements and the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than SBMS. Such opinion need cover only the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States;

                  (iii) The Underwriters shall have received copies of all legal opinion letters delivered to the Rating Agencies by Sidley & Austin, in its capacity as counsel to SBMS, in connection with the issuance of the Registered Certificates, accompanied in each case by a letter signed by Sidley & Austin stating that such Underwriter may rely on such opinion letter as if it were addressed to the Underwriters as of the date thereof;

                  (iv) Good standing certificates regarding SBMS, each of the Mortgage Loan Sellers, the Master Servicer, the Special Servicer and the Trustee from the Secretary of State (or other appropriate authority) of the jurisdiction under which each such entity has been formed, dated not earlier than 30 days prior to the Closing Date;

                  (v) Certificates of SBMS, each of the Mortgage Loan Sellers, the Master Servicer, the Special Servicer and the Trustee, each dated the Closing Date and signed by an executive officer or authorized signatory of such party, to the effect that the representations and warranties of such party herein, in the Mortgage Loan Purchase Agreements and/or in the Pooling and Servicing Agreement, as applicable, are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and, in the case of SBMS and each Mortgage Loan Seller, to the effect that SBMS or the particular Mortgage Loan Seller, as the case may be, has complied in all material respects with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

                  (vi) Officer's certificates, dated the Closing Date and signed by the secretary or an assistant secretary of SBMS, each of the Mortgage Loan Sellers, the Master Servicer, the Special Servicer and the Trustee, to the effect that each individual who, as an officer or representative of such party, signed this Agreement, any of the Mortgage Loan Purchase Agreements, the Pooling and Servicing Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, in the Mortgage Loan Purchase Agreements or in the Pooling and Servicing Agreement, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures. Such certificate shall be accompanied by true and complete copies (certified as such by the secretary or an assistant secretary of such party) of the organizational documents of such party, as in effect on the Closing Date, and of the resolutions of such party and any required shareholder, member or partner consent relating to the transactions contemplated in this Agreement, the Mortgage Loan Purchase Agreements and/or the Pooling and Servicing Agreement, as applicable.

         (c) The Underwriters shall have received, with respect to each of the Mortgage Loan Sellers, the Master Servicer, the Special Servicer and the Trustee, a favorable opinion of counsel, dated the Closing Date, addressing the valid existence and good standing of such party under the laws of the jurisdiction of its organization, the due authorization, execution and delivery of, as applicable, the Pooling and Servicing Agreement, the related Mortgage Loan Purchase Agreement and/or the related Indemnification Agreement (as defined in Section 7(a)) by such party and, subject to the same limitations as set forth in Section 6(b)(ii)(C), the enforceability of, as applicable, the Pooling and Servicing Agreement and the related Mortgage Loan Purchase Agreement against such party. Such opinion may express its reliance as to factual matters on representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of parties to the Pooling and Servicing Agreement, the related Mortgage Loan Purchase Agreement and the related Indemnification Agreement and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered. Such opinion need cover only the laws of the jurisdiction in which the party on whose behalf such opinion is being rendered is organized, the laws of the State of New York and the federal law of the United States.

         (d) SBMS and the Underwriters shall have received from Arthur Andersen, certified public accountants, various comfort letters, dated, as applicable, the date of the Preliminary Prospectus, the date of the Prospectus Supplement or such other date acceptable to SBMS and the Underwriters, in form and substance reasonably satisfactory to SBMS and the Underwriters, stating in effect that:

                  (i) They have performed certain specified procedures as a result of which they have determined that the information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the caption "Description of the Mortgage Pool" and on Annex A thereto agrees with the data sheet or computer tape prepared by the Mortgage Loan Sellers, unless otherwise noted in such letter(s); and

                  (ii) They have compared the data contained in the data sheet or computer tape referred to in the immediately preceding clause (i) to information contained in an agreed upon sampling of the Mortgage Loan files and in such other sources as shall be specified by them, and found such data and information to be in agreement, unless otherwise noted in such letter.

         (e) SBMS and the Underwriters shall have received from Arthur Andersen, certified public accountants, a letter dated on or about the Closing Date, in form and substance reasonably satisfactory to SBMS and the Underwriters, to the effect that they have performed certain specified procedures, all of which have been agreed to by SBMS and the Underwriters, as a result of which they confirmed the information of an accounting, financial or statistical nature included in the Prospectus Supplement under the caption "Yield and Maturity Considerations".

         (f) Each Underwriter shall have delivered to SBMS and to the other Underwriters an officer's certificate (i) stating that attached thereto are all of the information, tables, charts and other items that constitute Computational Materials or ABS Term Sheets prepared by such Underwriter that are required to be filed with the Commission pursuant to the terms of the No-Action Letters (as defined in Section 9) and stating that such Underwriter has otherwise complied with the terms of the No-Action Letters and (ii) representing that, other than the items described in clause (i), no term sheets, collateral information or other data in written form that would be required to be filed with the Commission pursuant to the No-Action Letters were furnished by such Underwriter to actual or potential investors for the Registered Certificates prior to the Closing Date.

         (g) Arthur Andersen shall have furnished to SBMS and each Underwriter a letter or letters, each in form and substance satisfactory to SBMS, relating to the Computational Materials and ABS Terms Sheets of such Underwriter filed in accordance with Section 5(e), dated the date of the related Current Report and stating in effect that:

                  (i) Using the assumptions and methodology used by such Underwriter, all of which shall be described by reference in the letter, they have recalculated the numerical data and dates set forth in such Computational Materials and ABS Term Sheets of such Underwriter (or portions thereof) attached to such letter, compared the results of their calculations to the corresponding items in such Computational Materials and ABS Term Sheets (or portions thereof) and found such items to be in agreement with the respective results of such calculation;

                  (ii) If such Computational Materials and ABS Term Sheets include data reflecting the distribution of interest at other than a fixed rate, or reflecting other characteristics that give rise to the use of tables in such Computational Materials and ABS Term Sheets, such letter shall also set forth such other statements as are customarily set forth by Arthur Andersen in such letter with respect to such data; and

                  (iii) They have performed certain specified procedures as a result of which they have determined that the information of an accounting, financial or statistical nature set forth in such Computational Materials and ABS Term Sheets agrees with the data sheet or computer tape prepared by each Mortgage Loan Seller, unless otherwise indicated in such letter.

         (h) The Underwriters shall have received an opinion of counsel, dated the Closing Date, from Sidley & Austin, counsel to the Underwriters, in form and substance satisfactory to them.

         (i) SBMS and the Underwriters shall have received an opinion of counsel, dated the Closing Date, from counsel for each Mortgage Loan Seller, stating that, based on conferences and telephone conversations with representatives of such Mortgage Loan Seller, the Underwriters, SBMS, the Trustee, the Master Servicer, the Special Servicer and their respective counsel, and further based on a review of certain legal documents relating to a select group of the Mortgage Loans being sold by that Mortgage Loan Seller and a compilation of the information in the loan summaries prepared by such Mortgage Loan Seller for all of such Mortgage Loans (but otherwise without having reviewed any of the mortgage notes, mortgages or other documents relating to the Mortgage Loans or made any inquiry of any originator of any Mortgage Loan), nothing has come to such counsel's attention that would lead it to believe that the statements in the Prospectus relating to the description of the Mortgage Loans being sold by that Mortgage Loan Seller (except for any accounting, financial or statistical information contained in or omitted from the Prospectus and information incorporated by reference into the Prospectus, all as to which such counsel has not been requested to comment), at the date of the Prospectus Supplement or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (j) Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of SBMS that SSBI concludes, in its opinion after consultation with SBMS, materially impairs the investment quality of the Registered Certificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Registered Certificates as contemplated by the Prospectus.

         (k) The Registered Certificates shall have been assigned ratings no less than those set forth on Schedule I and such ratings shall not have been rescinded or qualified.

         7. INDEMNIFICATION AND CONTRIBUTION. (a) SBMS agrees to indemnify and hold harmless each Underwriter and each person who controls such Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which it or any of them may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any revision or amendment thereof or supplement thereto, or in any other filing incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or him in connection with investigating or defending any such loss, claim, damage, liability or action; provided that SBMS will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon: (i) any such untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Prospectus or any revision or amendment thereof or supplement thereto that was made in reliance upon and in conformity with written information furnished to SBMS by or on behalf of any Underwriter specifically for use in connection with the preparation thereof; (ii) any such untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Registration Statement, the Prospectus or any revision or amendment thereof or supplement thereto that (A) arose out of or was based upon an untrue statement, omission or other inaccuracy with respect to the Mortgage Loan Seller Matters (as defined below) contained in the Master Tape (also as defined below) (it being acknowledged that the Master Tape has been used to prepare the Prospectus Supplement and any Computational Materials and ABS Term Sheets (each as defined in Section 9) with respect to the Registered Certificates), (B) was made in reliance upon and conformity with (1) any of the representations and warranties made by a Mortgage Loan Seller contained in the related Indemnification Agreement (as defined below) or the related Mortgage Loan Purchase Agreement, or (2) any other information regarding the Mortgage Loan Seller Matters furnished by a Mortgage Loan Seller, electronically or in writing, to the Depositor or any

Underwriter in connection with the preparation of the Prospectus, any Computational Materials or ABS Term Sheets with respect to the Registered Certificates, or any revision or amendment thereof or supplement thereto, or (C) is contained in the information regarding the Mortgage Loan Seller Matters set forth (1) in the Prospectus Supplement under the headings "Summary of Prospectus Supplement-The Underlying Mortgage Loans and the Mortgaged Real Properties", "Risk Factors-Risks Related to the Underlying Mortgage Loans" and/or "Description of the Mortgage Pool" (provided that SBMS shall be liable to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an error in the manipulation of, or any calculations based upon, or any aggregation (other than an aggregation made in the Master Tape by a Mortgage Loan Seller) of information concerning the Mortgage Loan Seller Matters), (2) on Annex A to the Prospectus Supplement or (3) on the diskette accompany the Prospectus Supplement; (iii) any such untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact that was made in any Computational Materials or ABS Term Sheets provided by any Underwriter to prospective investors in connection with the sale of the Registered Certificates and incorporated by reference into the Registration Statement or Prospectus as a result of any filing pursuant to
Section 5(e), or (iv) any breach, inaccuracy or untruth of any of the statements, representations, warranties and/or covenants made by any Underwriter pursuant to Section 6(f) and/or Section 9(b). This indemnity agreement will be in addition to any liability that SBMS may otherwise have.

         The "Mortgage Loan Seller Matters" consist of the following matters: the Mortgage Loans and the underlying real properties securing the Mortgage Loans; the related loan documents and the obligors thereunder, the Loan REMICs and the Mortgage Loan Sellers.

         The "Master Tape" is the compilation of underlying information and data regarding the Mortgage Loans covered by the independent accountants' report on applying agreed upon procedures dated _______________, 2000, as supplemented to the date of initial issuance of the Certificates, and rendered by Arthur Andersen.

         The "Indemnification Agreements" consist, collectively, of (i) the Indemnification Agreement dated the date hereof, between SBRC, SBMS and the Underwriters, (ii) the Indemnification Agreement dated the date hereof, between GCFP, SBMS and the Underwriters, (iii) the Indemnification Agreement dated the date hereof, between AMCC, SBMS and the Underwriters and (iv) the Indemnification Agreement dated as of the date hereof, between LaSalle, SBMS and the Underwriters.

         (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless SBMS and each of its directors, each of its officers who signed the Registration Statement or any amendments thereof, and each person who controls SBMS within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnities from SBMS to the Underwriters, but only with reference to (i) written information furnished to SBMS by or on behalf of such Underwriter, specifically for use in connection with the preparation of the Prospectus or any revision or amendment thereof or supplement thereto, (ii) any untrue statement or alleged untrue statement of a material fact made in Computational Materials or ABS Term Sheets provided by such Underwriter to prospective investors in connection with the sale of the Registered Certificates and incorporated by reference into the Registration Statement or Prospectus as a result of any filing pursuant to Section 5(e) (except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof, resulting from any Collateral Error (as defined below), other than a Corrected Collateral Error (as defined below)), (iii) any omission or alleged omission to state in any Computational Materials or ABS Term Sheets provided by such Underwriter to prospective investors in connection with the sale of the Registered Certificates and incorporated by reference into the Registration Statement or Prospectus as a result of any filing pursuant to Section 5(e), a material fact that, when read in conjunction with the Prospectus, is required to be stated therein or necessary to make the statements therein not misleading (except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof, resulting from any Collateral Error, other than a Corrected Collateral Error) and (iv) any material breach, inaccuracy or untruth of any of the statements, representations, warranties and/or covenants set forth in Section 6(f) and/or Section 9(b). This indemnity agreement will be in addition to any liability that the Underwriters may otherwise have. SBMS acknowledges that the statements set forth in the fourth and fifth sentences of the final paragraph on the cover page of the Prospectus Supplement, the subsection entitled "Summary of Prospectus Supplement--Relevant Parties--Underwriters" in the Prospectus Supplement, the fourth paragraph under the heading "Risk Factors - Risks Related to the Offered Certificates - Potential Conflicts of Interest" in the Prospectus Supplement and the second paragraph, the third paragraph, the fourth paragraph, the first sentence of the fifth paragraph, the sixth paragraph and the last paragraph under the heading "Method of Distribution" in the Prospectus Supplement, constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus or any revision or amendment thereof or supplement thereto, and each Underwriter confirms that such statements attributable thereto are correct.

         As used herein, "Collateral Error" shall mean any error in the information concerning the Mortgage Loans furnished by a Mortgage Loan Seller to SBMS or any Underwriter in writing or by electronic transmission that was used in the preparation of any Computational Materials or ABS Term Sheets; provided that Collateral Error shall not include an error in the manipulation of, or any calculation based upon, or any aggregation of information concerning the Mortgage Loans, provided by a Mortgage Loan Seller. "Corrected Collateral Error" shall mean any Collateral Error as to which the Underwriters, prior to the dissemination of the materials from which any loss, claim, damage or liability or action in respect thereof arose, were notified in writing or provided in written or electronic form information superseding or correcting such Collateral Error, including, without limitation, as part of the Prospectus.

         (c) Promptly after receipt by an indemnified party under Section 7(a) or Section 7(b) above of notice of the commencement of any suit, action, proceeding (including, without limitation, any governmental or regulatory investigation), claim or demand, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 7(a) or Section 7(b) above, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under Section 7(a) or Section 7(b); provided, however, that any increase in such liability as a result of such failure to notify shall not be an expense of the indemnifying party. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party for legal expenses of other counsel or other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), representing the indemnified party or parties who are parties to such action),
(ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time period after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

         (d) If the indemnification provided for in Section 7(a) or Section 7(b) above is due in accordance with its terms but is for any reason held by a court to be unavailable to any indemnified party on grounds of public policy or otherwise, then the indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending same) to which such indemnified party may be subject and which were intended to be covered under such Section 7(a) or Section 7(b), as the case may be, as follows:

                  (i) in the case of any such losses, claims, damages or liabilities (or actions in respect thereof) referred to in and intended to be covered under Section 7(a) above, in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the sum of such discount and the total purchase price of the Registered Certificates specified in Schedule I hereto and SBMS is responsible for the balance (or, if such allocation is not permitted by applicable law or if the indemnified party failed to give the notice required in Section 7(c) or in the last paragraph of this Section 7(d), in such proportion as is appropriate to reflect not only such financial considerations but also the factors referred to in the immediately following clause (ii));

         provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Registered Certificates) be responsible under this clause (i) for any amount in excess of the underwriting discounts and fees applicable to the Registered Certificates purchased by such Underwriter hereunder; and

                  (ii) in the case of any losses, claims, damages or liabilities (or actions in respect thereof) referred to in and intended to be covered under Section 7(b) above, in such proportion as is appropriate to reflect the relative fault of SBMS on the one hand and the Underwriters on the other in connection with the statement or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact that is the basis for such loss, claim, damage or liability results from information prepared by SBMS on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         SBMS and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by per capita allocation which does not take account of the equitable considerations referred to above in this subsection (d).

         Notwithstanding the foregoing, however, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls SBMS within the meaning of either the Securities Act or the Exchange Act, each officer of SBMS who shall have signed the Registration Statement or any amendments thereof and each director of SBMS shall have the same rights to contribution as SBMS. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this subsection (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this subsection (d).

         (e)      The Underwriters further agree as follows:

                  (i) each Underwriter will indemnify and hold harmless each of the other Underwriters against any losses, claims, damages or liabilities to which either of them may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (1) any untrue statements or misstatements of a material fact made in Computational Materials or ABS Term Sheets prepared by the indemnifying Underwriter (except when due solely to a Collateral Error, other than a Corrected Collateral Error) or (2) the indemnifying Underwriter's failure to comply with Section 9, and will reimburse each of the other Underwriters for any legal or other expenses reasonably incurred by any of those other Underwriters in connection with investigating or defending any such action or claim as such expenses are incurred.

                  (ii) Promptly after receipt by an indemnified party under clause (i) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such clause, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such clause; provided, however, that any increase in such liability as a result of such failure to notify shall not be an expense of the indemnifying party. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party to assume the defense thereof with counsel reasonable satisfactory to such indemnified party; and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under clause (i) above for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof unless (A) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to this sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) representing the indemnified party or parties who are parties to such action), (B) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time period after notice of commencement of the action or (C) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (A) or
         (C) is applicable, such liability shall be only in respect of the counsel referred to in such clause (A) or (C); provided that, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment
         (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                  (iii) If the indemnification provided in clause (i) is due in accordance with its terms in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, but is for any reason held by a court to be unavailable on grounds of public policy or otherwise, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect both the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, from the offering of the Registered Certificates, and the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the indemnifying party on the one hand and indemnified party on the other shall be deemed to be in the same proportion to the amount of Registered Certificates underwritten by each such party. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or indemnified party on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this clause (iii) were determined by per capita allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this clause (iii). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this clause (iii) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this clause (iii), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registered Certificates underwritten by it and distributed to the public, were sold, exceeds the amount of any damages which such party has otherwise been required to pay by reason of such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (iv) The respective obligations of each of the Underwriters under clauses (i) through (iii) above shall be in addition to any liability which each may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls such Underwriter within the meaning of the Securities Act or the Exchange Act.

         8. FEES AND EXPENSES. Except as provided in any other particular Section hereof, costs and expenses incurred in connection with the transactions herein contemplated shall be allocated pursuant to the terms of that certain Term Sheet dated October 20, 2000 (the "Term Sheet") between the Mortgage Loan Sellers.

         9. COMPUTATIONAL MATERIALS AND ABS TERM SHEETS. (a) Not later than 10:30 a.m., New York City time, on the date hereof, each Underwriter shall deliver to SBMS two (2) complete copies of all materials provided by such Underwriter to prospective investors in the Registered Certificates that constitute either (i) "Computational Materials" within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder/PSA Letters") or (ii) "ABS Term Sheets" within the meaning of the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (such letter, together with the Kidder/PSA Letters, the "No-Action Letters"), if the filing of such materials with the Commission is a condition of the relief granted in such letters and, in the case of any such materials that constitute "Collateral Term Sheets" within the meaning of the PSA Letter, such Collateral Term Sheets have not previously been delivered to SBMS as contemplated by
Section 9(b)(i) below. Each delivery of Computational Materials pursuant to this paragraph (a) shall be effected by delivering one (1) copy of such materials to counsel for SBMS and one (1) copy of such materials to SBMS. Each delivery of ABS Term Sheets pursuant to this paragraph (a) shall be effected by delivering such materials to counsel for SBMS on behalf of SBMS at the address specified in
Section 16 hereof in a format that will permit such materials to be promptly filed electronically with the Commission.

         (b) Each Underwriter represents and warrants to and agrees with SBMS, as of the date hereof and as of the Closing Date, as applicable, that:

                  (i) If such Underwriter has provided any Collateral Term Sheets to potential investors in the Registered Certificates prior to the date hereof and if the filing of such materials with the Commission is a condition of the relief granted in the No-Action Letters, then in each such case such Underwriter delivered such materials in the format contemplated by Section 9(a) to counsel for SBMS on behalf of SBMS at the address specified in Section 16 hereof no later than 10:30 a.m., New York City time, on the first business day following the date on which such materials were initially provided to a potential investor;

                  (ii) The Computational Materials (either in original, aggregated or consolidated form) and ABS Term Sheets furnished to SBMS pursuant to Section 9(a) or as contemplated in Section 9(b)(i) constitute all of the materials relating to the Registered Certificates furnished by such Underwriter (whether in written, electronic or other format) to prospective investors in the Registered Certificates prior to the date hereof, except for any Preliminary Prospectus and any Computational Materials and ABS Term Sheets that are not required to be filed with the Commission in accordance with the No-Action Letters, and all Computational Materials and ABS Term Sheets provided by such Underwriter to potential investors in the Registered Certificates comply with the requirements of the No-Action Letters;

                  (iii) On the respective dates any such Computational Materials and/or ABS Term Sheets with respect to the Registered Certificates referred to in Section 9(b)(ii) were last furnished by such Underwriter to each prospective investor, on the date of delivery thereof to SBMS pursuant to or as contemplated by this Section 9 and on the Closing Date, such Computational Materials and/or ABS Term Sheets did not and will not include any untrue statement of a material fact, or, when read in conjunction with the Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (iv) At the time any Computational Materials or ABS Term Sheets with respect to the Registered Certificates were furnished to a prospective investor and on the date hereof, such Underwriter possessed, and on the date of delivery of such materials to SBMS pursuant to or as contemplated by this Section 9 and on the Closing Date, such Underwriter will possess, the capability, knowledge, expertise, resources and systems of internal control necessary to ensure that such Computational Materials and/or ABS Term Sheets conform to the representations and warranties of such Underwriter contained in subparagraphs (ii) and (iii) above of this paragraph (b);

                  (v) All Computational Materials and ABS Term Sheets with respect to the Registered Certificates furnished by such Underwriter to potential investors contained and will contain a legend, prominently displayed on the first page thereof, to the effect that SBMS has not prepared, reviewed or participated in the preparation of such Computational Materials or ABS Term Sheets, is not responsible for the accuracy thereof and has not authorized the dissemination thereof;

                  (vi) All Collateral Term Sheets with respect to the Registered Certificates furnished by such Underwriter to potential investors contained and will contain a legend, prominently displayed on the first page thereof, indicating that the information contained therein will be superseded by the description of the Mortgage Loans contained in the Prospectus and, except in the case of the initial Collateral Term Sheet, that such information supersedes the information in all prior Collateral Term Sheets; and

                  (vii) After the date hereof, such Underwriter shall not deliver or authorize the delivery of any Computational Materials, ABS Term Sheets or other materials relating to the Registered Certificates (whether in written, electronic or other format) to any potential investor unless such potential investor has received a Prospectus prior to or at the same time as the delivery of such Computational Materials, ABS Term Sheets or other materials.

         Notwithstanding the foregoing, no Underwriter makes any representation or warranty as to whether any Computational Materials or ABS Term Sheets with respect to the Registered Certificates included or will include any untrue statement resulting directly from any Collateral Error (except any Corrected Collateral Error, with respect to materials prepared after the receipt by the Underwriters from SBMS or any Mortgage Loan Seller of notice of such Collateral Error or materials superseding or correcting such Collateral Error).

(c) The Underwriters acknowledge and agree that SBMS has not authorized and will not authorize the distribution of any Computational Materials or ABS Term Sheets with respect to the Registered Certificates to any prospective investor, and agree that any such Computational Materials and/or ABS Term Sheets furnished to prospective investors shall include a disclaimer in the form set forth in paragraph (b)(v) above. The Underwriters agree that they will not represent to potential investors that any Computational Materials and/or ABS Term Sheets with respect to the Registered Certificates were prepared or disseminated on behalf of SBMS.

                  (d) If, at any time when a prospectus relating to the Registered Certificates is required to be delivered under the Securities Act prior to 90 days from the date hereof, it shall be necessary in the opinion of the Underwriters or their counsel to amend or supplement the Prospectus as a result of an untrue statement of a material fact contained in any Computational Materials or ABS Term Sheets provided by the Underwriters pursuant to or as contemplated by this Section 9 or the omission to state a material fact required, when considered in conjunction with the Prospectus, to be stated therein or necessary to make the statements therein, when read in conjunction with the Prospectus, not misleading, or if it shall be necessary to amend or supplement any Current Report to comply with the Securities Act or the rules thereunder, the Underwriters, at their expense (or, if such amendment or supplement is necessary due to a Collateral Error (except any Corrected Collateral Error, with respect to materials prepared after the receipt by the Underwriters from SBMS or any Mortgage Loan Seller of notice of such Collateral Error or materials superseding or correcting such Collateral Error), at the expense of SBMS), shall promptly prepare and furnish to SBMS for filing with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and shall distribute such amendment or supplement to each prospective investor in the Registered Certificates that received such information being amended or supplemented. The Underwriters represent and warrant to SBMS, as of the date of delivery of such amendment or supplement to SBMS, that such amendment or supplement will not include any untrue statement of a material fact or, when read in conjunction with the Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. SBMS shall have no obligation to file such amendment or supplement if SBMS determines that
         (i) such amendment or supplement contains any untrue statement of a material fact or, when read in conjunction with the Prospectus, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood, however, that SBMS shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any such amendment or supplement provided by the Underwriters to SBMS pursuant to this paragraph (d)) or (ii) such filing is not required under the Securities Act. Notwithstanding the foregoing, the Underwriters make no representation or warranty as to whether any such amendment or supplement of Computational Materials or ABS Term Sheets with respect to the Registered Certificates included or will include any untrue statement resulting directly from any Collateral Error (except any Corrected Collateral Error, with respect to materials prepared after the receipt by the Underwriters from SBMS or any Mortgage Loan Seller of notice of such Collateral Error or materials superseding or correcting such Collateral Error).

                  (e) If, at any time when a prospectus relating to the Registered Certificates is required to be delivered under the Securities Act prior to 90 days from the date hereof, it shall be necessary in the opinion of SBMS or its counsel to amend or supplement the Prospectus as a result of an untrue statement of a material fact contained in any Computational Materials or ABS Term Sheets provided by the Underwriters pursuant to or as contemplated by this Section 9 or the omission to state therein a material fact required, when considered in conjunction with the Prospectus, to be stated therein or necessary to make the statements therein, when read in conjunction with the Prospectus, not misleading, or if it shall be necessary to amend or supplement any Current Report to comply with the Securities Act or the rules thereunder, SBMS promptly will notify the Underwriters of the necessity of such amendment or supplement, and the Underwriters, at their expense (or, if such amendment or supplement is necessary due to a Collateral Error (except any Corrected Collateral Error, with respect to materials prepared after the receipt by the Underwriters from SBMS or any of the Mortgage Loan Sellers of notice of such Collateral Error or materials superseding or correcting such Collateral Error), at the expense of SBMS), shall promptly prepare and furnish to SBMS for filing with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and shall distribute such amendment or supplement to each prospective investor in the Registered Certificates that received such information being amended or supplemented. The Underwriters represent and warrant to SBMS, as of the date of delivery of such amendment or supplement to SBMS, that such amendment or supplement will not include any untrue statement of a material fact or, when read in conjunction with the Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. SBMS shall have no obligation to file such amendment or supplement if SBMS determines that such amendment or supplement contains any untrue statement of a material fact or, when read in conjunction with the Prospectus, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood, however, that SBMS shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any such amendment or supplement provided by the Underwriters to SBMS pursuant to this paragraph (e)). Notwithstanding the foregoing, the Underwriters make no representation or warranty as to whether any such amendment or supplement of Computational Materials or ABS Term Sheets with respect to the Registered Certificates included or will include any untrue statement resulting directly from any Collateral Error (except any Corrected Collateral Error, with respect to materials prepared after the receipt by the Underwriters from SBMS or any Mortgage Loan Seller of notice of such Collateral Error or materials superseding or correcting such Collateral Error).

                  10. TERMINATION. This Agreement shall be subject to termination by notice given to SBMS, if the sale of the Registered Certificates provided for herein is not consummated because of any failure or refusal on the part of SBMS to comply in all material respects with the terms or to fulfill in all material respects any of the conditions of this Agreement, or if for any reason SBMS shall be unable to perform in all material respects its obligations under this Agreement. This Agreement shall also be subject to termination by the Underwriters, by notice given to SBMS prior to delivery of and payment for the Certificates, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriters after consultation with SBMS, impracticable to market the Registered Certificates.

                  11. DEFAULT BY AN UNDERWRITER. If any Underwriter shall fail to purchase and pay for any of the Registered Certificates agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriters shall be obligated (in proportion to their allocations set forth in Schedule I) to take up and pay for the Registered Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the purchase price of the Registered Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate Purchase Price of the Registered Certificates, or if the Registered Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase include Certificates other than the Class A-2 Certificates, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Registered Certificates, and if such nondefaulting Underwriters do not purchase all of the Registered Certificates, this Agreement will terminate without liability to the nondefaulting Underwriters or SBMS. In the event of a default by an Underwriter as set forth in this Section 11, the Closing Date for the Registered Certificates shall be postponed for such period, not exceeding seven (7) days, as the nondefaulting Underwriters shall determine in order that the required changes in the Registration Statement, the Prospectus or any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to SBMS and to any nondefaulting Underwriter for damages occasioned by its default hereunder.

                  12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of SBMS, the Underwriters and their respective officers, directors, employees and agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, SBMS or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Registered Certificates. The provisions of Sections 7 and 9 hereof shall survive the termination or cancellation of this Agreement.

                  13. BENEFICIARIES. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in
         Section 7 hereof, and no other person will have any right or obligation hereunder.

                  14. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the substantive laws of the State of New York, applicable to agreements negotiated, made and to be performed entirely in said state.

                  15. MISCELLANEOUS. This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof (other than the Term Sheet). Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, and that taken together shall constitute one and the same instrument.

                  16. NOTICES. All communications hereunder will be in writing and effective only upon receipt and, if sent to the Underwriters, will be delivered to Salomon Smith Barney Inc., 388 Greenwich Street, 11th Floor, New York, New York 10013, Attention: Angela Hutzel; Greenwich Capital Markets, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Mark Jarrell; Chase Securities Inc., 270 Park Avenue, 8th Floor, New York, New York 10017, Attention: Wendy Schwartzberg; Deutsche Bank Securities Inc., 31 West 52nd Street, 3rd Floor, New York, New York 10019, Attention: Gregory B. Hartch and Donald S. Belanger; J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260-0060, Attention: Clive Bull; and ABN AMRO Bank N.V., 135 South LaSalle Street, Chicago, Illinois 60603, Attention: Margaret Govern; and, if sent to SBMS, will be delivered to Salomon Brothers Mortgage Securities VII, Inc., 388 Greenwich Street, 11th Floor,

         New York, NY 10013, Attention: Angela Hutzel, and, solely for purposes of Section 5(e), Sidley & Austin, 875 Third Avenue, New York, NY 10022,
         Attention: William J. Cullen; or, in each such case, to such other address as may be forwarded by any such party to the other parties hereto in writing.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between you and SBMS.

                                  Very truly yours,

                                  SALOMON BROTHERS MORTGAGE
                                  SECURITIES VII, INC.


                                  By: _________________________________________
                                      Name:
                                      Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

SALOMON SMITH BARNEY INC.


By: ________________________________
    Name:
    Title:


GREENWICH CAPITAL MARKETS, INC.


By: ________________________________
    Name:
    Title:


CHASE SECURITIES INC.


By: ________________________________
    Name:
    Title:

DEUTSCHE BANK SECURITIES INC.


By: ________________________________
    Name:
    Title:


By: ________________________________
    Name:
    Title:


J.P. MORGAN SECURITIES INC.


By: ________________________________
    Name:
    Title:


ABN AMRO BANK N.V.


By: ________________________________
    Name:
    Title:

                                   SCHEDULE I

As used in this Agreement, the term "Registration Statement" refers to the registration statement No. 333-40426 filed by SBMS on Form S-3 and declared effective by the Commission.

TITLE AND DESCRIPTION OF THE REGISTERED CERTIFICATES:
Commercial Mortgage Pass-Through Certificates, Series 2000-C3, Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates.

Underwriting Agreement, dated as of December 12, 2000

Class                                                Initial Class Principal             Initial                        Rating
Designation                 Purchase Price                Balance (1)(2)            Pass-Through Rate            by Moody's/S&P (3)
-----------                 --------------                --------------            -----------------            ------------------
   Class A-1                    99%                       $ 180,689,000                   6.341%                      Aaa/AAA
   Class A-2                    99%                       $ 523,600,000                   6.592%                      Aaa/AAA
   Class B                      99%                       $  43,446,000                   6.758%                       Aa2/AA
   Class C                      99%                       $  36,586,000                   6.906%                        A2/A
   Class D                      Par                       $  13,720,000                   7.204%                       A3/A-
   Class E                      Par                       $  13,720,000                   7.517%                     Baa1/BBB+
   Class F                      Par                       $  13,720,000                   7.595%                      Baa2/BBB


         (1)      Subject to a variance of plus or minus 5.0%.

         (2) Subject to rounding to the nearest whole dollar, Salomon Smith Barney Inc. will acquire 68% and Greenwich Capital Markets, Inc. will acquire 32% of the Class Principal Balance of the Class A-1 Certificates; Salomon Smith Barney Inc. will acquire 67%, Greenwich Capital Markets, Inc. will acquire 16%, ABN AMRO Bank N.V. will acquire 2%, Deutsche Bank Securities Inc. will acquire 5%, Chase Securities Inc. will acquire 5% and J.P. Morgan Securities Inc will acquire 5% of the Class Principal Balance of the Class A-2 Certificates; and Salomon Smith Barney Inc. will acquire 63% and Greenwich Capital Markets, Inc. will acquire 37% of the respective Class Principal Balances of the remaining classes of Registered Certificates.

         (3) By each of Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P").


         Purchase Price: The purchase prices set forth in the above schedule for each Class of Registered Certificates is expressed as a percentage of the Class Principal Balance of such Class, and is to be accompanied by interest on the Class Principal Balance of such Class of Registered Certificates at the initial Pass-Through Rate for such Class, from December 1, 2000 to but not including the Closing Date.

         _______________________________________________________________________

         Closing Time, Date and Location: 10:00 a.m. New York City time on December 19, 2000 at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022.

         _______________________________________________________________________
         Issuance and delivery of Registered Certificates: Each class of Registered Certificates will be issued as one or more Certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. Beneficial owners will hold interests in such Certificates through the book-entry facilities of The Depository Trust Company in minimum denominations of initial principal balance of $10,000 and integral multiples of $1 in excess thereof.


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